Exhibit 23.1





We consent to the incorporation by reference in the Registration Statement (Form S-8) for 1,000,000 shares of common stock pertaining to the National TechTeam, Inc. 1996 Nonemployee Directors' Stock Plan of our report dated February 23, 1996, with respect to the consolidated financial statements and schedules of National TechTeam, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





                                            Ernst & Young LLP





Detroit, Michigan
May 24, 1996


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